Exhibit 99.1

Cirrus Logic Names Eric C. Smith as Division Vice President and General Manager

AUSTIN, Texas--(BUSINESS WIRE)--April 14, 2014--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced that Eric C. Smith has joined the company as a division vice president and general manager, responsible for the company’s energy product lines and other new initiatives. Smith is an accomplished semiconductor industry executive with more than 29 years of experience in product development, operations and business development whose previous employers include Javelin Semiconductor, Intersil Corporation, D2Audio, Vitesse Semiconductor and Cicada Semiconductor.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

CONTACT:
Cirrus Logic, Inc.
Public Relations
Bill Schnell, 512-851-4084
bill.schnell@cirrus.com
or
Strategic Communications, Inc.
Angie Hatfield, 425-941-2895
ahatfield@strategiccom.biz